EXHIBIT 99.1

Glacier Bancorp, Inc. and Wheatland Bankshares, Inc. Announce Election Deadline

KALISPELL, Mont. and WHEATLAND, Wyo., May 15, 2013 (GLOBE NEWSWIRE) -- Glacier Bancorp, Inc. (Nasdaq:GBCI) ("Glacier") and Wheatland Bankshares, Inc. ("Bankshares") today jointly announced that the deadline for Bankshares' Multiple Capacity Owners (as defined in the proxy statement/prospectus dated April 23, 2013 distributed to Wheatland shareholders, referred to as the "Proxy Statement") to elect to allocate the cash and Glacier common stock merger consideration to be received upon consummation of the merger of Bankshares with and into Glacier, among the Multiple Capacity Shares within the ownership group of such Multiple Capacity Owners has been set for 5:00 P.M. Mountain Daylight Time on May 23, 2013 (the "Election Deadline").

Elections by shareholders desiring to be treated as a Multiple Capacity Owner may be made by mailing a completed form of election (the "Election Form"), which was previously mailed to Bankshares shareholders, to Glacier Bancorp, Inc., Attn: LeeAnn Wardinsky, 49 Commons Loop, Kalispell, Montana 59901. Only shareholders who elect to be treated as a Multiple Capacity Owner as described in the Proxy Statement need to complete and return the Election Form.

Upon completion of the merger, each share of Bankshares common stock will be converted into the right to receive merger consideration consisting of shares of Glacier common stock and cash.

The merger has received the requisite regulatory approvals required and is expected to be completed on or about May 31, 2013.

About Glacier

Glacier Bancorp, Inc. is a regional bank holding company providing commercial banking services in communities in Montana, Idaho, Utah, Washington, Wyoming and Colorado. Glacier Bancorp, Inc. is headquartered in Kalispell, Montana, and is the parent company for Glacier Bank, Kalispell and bank divisions First Security Bank of Missoula; Valley Bank of Helena; Big Sky Western Bank, Bozeman; Western Security Bank, Billings; and First Bank of Montana, Lewistown; all operating in Montana; as well as Mountain West Bank, Coeur d'Alene operating in Idaho, Utah and Washington; Citizens Community Bank, Pocatello, operating in Idaho; 1st Bank, Evanston, operating in Wyoming and Utah; First Bank of Wyoming, Powell, operating in Wyoming; and Bank of the San Juans, Durango, operating in Colorado.

About Bankshares

Wheatland Bankshares, Inc. is a bank holding company located in Wheatland, Wyoming and provides commercial banking services through its bank subsidiary, First State Bank through locations in Wheatland, Torrington, and Guernsey, Wyoming.

This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include but are not limited to statements about the benefits of the business combination transaction involving Glacier Bancorp, Inc. and Wheatland Bankshares, Inc., including future financial and operating results, the combined company's plans, objectives, expectations and intentions, and other statements that are not historical facts. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those projected, including but not limited to the following: the possibility that the merger does not close when expected or at all because required regulatory, shareholder or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all; the risk that the benefits from the transaction may not be fully realized or may take longer to realize than expected, including as a result of changes in general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which Glacier and Wheatland Bankshares operate; the ability to promptly and effectively integrate the businesses of Glacier Bank and First State Bank; the reaction to the transaction of the companies' customers, employees, and counterparties; and the diversion of management time on merger-related issues. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date on which they are made and reflect management's current estimates, projections, expectations and beliefs.

CONTACT: Glacier Contacts:
         Michael J. Blodnick, President and CEO
         (406) 751-4701

         Ron Copher, Executive Vice President and CFO
         (406) 751-7706

         Wheatland Bankshares Contacts:
         Mike Daly, President and CEO
         Wheatland Bankshares, Inc.
         (307) 331-2869

         Ted L. Bentley, President and CEO
         First State Bank
         (307) 532-5600